BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: October 7, 2020 01:15 PM Pacific Time

Incorporation Number: **BC0734773**

Recognition Date and Time: *Incorporated on September 12, 2005 03:07 PM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

TOWER ONE WIRELESS CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:

[redacted]

Delivery Address:

[redacted]

RECORDS OFFICE INFORMATION

Mailing Address:

[redacted]

Delivery Address:

[redacted]

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Ochoa, Hugo

Mailing Address:
[redacted]

Delivery Address:
[redacted]

Last Name, First Name, Middle Name:
Horsely, Robert

Mailing Address:
[redacted]

Delivery Address:
[redacted]

Last Name, First Name, Middle Name:
Ochoa, Alejandro

Mailing Address:
[redacted]

Delivery Address:
[redacted]

Last Name, First Name, Middle Name:
Vasquez, Fabio

Mailing Address:
[redacted]

Delivery Address:
[redacted]

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

February 26, 2007
March 5, 2008
December 31, 2008

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Class A Common Shares	Without Par Value Without Special Rights or Restrictions attached

2.	No Maximum	Class B Preferred Shares	Without Par Value With Special Rights or Restrictions attached
	1. 1,500,000	Class B Series I Preferred	Special Rights or Restrictions are attached
	2. 1,000,000	Class B Series II Preferred	Special Rights or Restrictions are attached